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Coopers                                         Coopers & Lybrand L.L.P.
& Lybrand                                       a professional services firm


                                                                   EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Roberts Pharmaceutical Corporation on Form S-8 to be filed on August 9, 1996 of our report dated March 20, 1996, on our audits of the consolidated financial statements of Roberts Pharmaceutical Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the Corporation's 1995 Annual Report on Form 10-K.

                                                        Coopers & Lybrand L.L.P.

Princeton, New Jersey
August 8, 1996